Exhibit 10.3

April 8, 2021

High Trail Investments SA LLC

High Trail Investments ON LLC

221 River Street, 9th Floor

Hoboken, NJ 07030

Attention: Eric Helenek

Re:	Waiver of Certain Rights

Ladies and Gentlemen:

Reference is made to that certain (i) Securities Purchase Agreement, dated February 2, 2021, between Mohawk Group Holdings, Inc. (the “Company”) and High Trail Investments ON LLC (“High Trail ON”), as amended (the “February Agreement”), and (ii) Securities Purchase Agreement, dated November 30, 2020, between the Company and High Trail Investments SA LLC (“High Trail SA”), as amended (the “November Agreement”).

For purposes of the February Agreement, High Trial ON, representing the Required Holders (as defined in the February Agreement), irrevocably waives Section 4(j) with respect to the transactions contemplated by that certain Securities Purchase and Exchange Agreement, dated as of April 8, 2021, between the Company and High Trail ON (the “Purchase and Exchange Agreement”) and agrees to the termination of Section (4)(t) of the February Agreement, in each case, effective upon the closing of the transactions contemplated by the Purchase and Exchange Agreement. For purposes of the November Agreement, High Trial SA, representing the Required Holders (as defined in the November Agreement), irrevocably waives Section 4(j) with respect to the transactions contemplated by the Purchase and Exchange Agreement and agrees to the termination of Section (4)(t) of the November Agreement, in each case, effective upon the closing of the transactions contemplated by the Purchase and Exchange Agreement.

Except as expressly waived by this letter, the February Agreement shall continue in effect in accordance with its terms and the November Agreement shall continue in effect in accordance with its terms.

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This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Very truly yours,

MOHAWK GROUP HOLDINGS, INC.

By:	/s/ Arturo Rodriguez
Name:	Arturo Rodriguez
Title:	Chief Financial Officer

AGREED AND ACCEPTED:

HIGH TRAIL INVESTMENTS SA LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory

HIGH TRAIL INVESTMENTS ON LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory